Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2016 Financial Results
Dallas, Texas. (September 20, 2016) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2016.
For the three months ended July 31, 2016, revenue, gross margin, operating income, and net income were $332.7 million, $141.5 million, $106.2 million, and $84.1 million, respectively. These represent an increase in revenue of $50.4 million, or 17.8%; an increase in gross margin of $22.7 million, or 19.1%; an increase in operating income of $19.4 million, or 22.4%; and an increase in net income of $26.7 million, or 46.5%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.71 compared to $0.44 last year, an increase of 61.4%.
For the year ended July 31, 2016, revenue, gross margin, operating income, and net income were $1.3 billion, $544.6 million, $406.5 million, and $270.4 million, respectively. These represent an increase in revenue of $122.4 million, or 10.7%; an increase in gross margin of $61.2 million, or 12.7%; an increase in operating income of $62.1 million, or 18.0%; and an increase in net income of $50.6 million, or 23.0%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2016 were $2.21 compared to $1.67 last year, an increase of 32.3%.
Excluding the impact of changes in foreign currency exchange rates, and certain tax benefits and foreign income tax credit limitations related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months and year ended July 31, 2016, were $0.59 and $2.10, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Wednesday, September 21, 2016, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart092116. A replay of the call will be available through November 20, 2016 by calling (877) 919-4059. Use confirmation code # 55146557.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales using its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, financial institutions, charities, car dealerships, fleet operators, vehicle rental companies, as well as vehicles sourced from the general public. The company currently operates in the United States (www.copart.com), Canada (www.copart.ca), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), Spain (www.copart.es), Ireland (www.copart.ie), and India (www.copart.in). Copart links sellers to more than 750,000 Members in more than 150 countries worldwide through its multi-channel platform. In 2015, Copart was ranked at the top of Deloitte’s “The Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a Member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which reflect the impact of changes in foreign currency exchange rates, and certain tax benefits and foreign income tax credit limitations, related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of changes in foreign currency exchange rates, and certain tax benefits and foreign income tax credit limitations related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2016	2015	2016	2015
Service revenues and vehicle sales:
Service revenues	$289,488	$243,671	$1,104,379	$985,363
Vehicle sales	43,171	38,622	164,070	160,716
Total service revenues and vehicle sales	332,659	282,293	1,268,449	1,146,079
Operating expenses:
Yard operations	144,859	122,034	546,576	489,158
Cost of vehicle sales	37,020	32,718	140,959	136,412
Yard depreciation and amortization	8,722	8,262	33,658	34,917
Yard stock-based payment compensation	594	495	2,670	2,216
Gross margin	141,464	118,784	544,586	483,376
General and administrative	26,561	24,640	105,005	111,381
General and administrative depreciation and amortization	4,276	3,010	14,917	11,656
General and administrative stock-based payment compensation	4,436	4,369	18,194	15,938
Total operating expenses	226,468	195,528	861,979	801,678
Operating income	106,191	86,765	406,470	344,401
Other (expense) income:
Interest expense, net	(6,257)	(5,372)	(22,157)	(17,304)
Other income, net	6,051	53	11,552	4,972
Total other expenses	(206)	(5,319)	(10,605)	(12,332)
Income before income taxes	105,985	81,446	395,865	332,069
Income taxes	21,863	24,034	125,505	112,286
Net income	$84,122	$57,412	$270,360	$219,783

Basic net income per common share	$0.77	$0.46	$2.36	$1.75
Weighted average common shares outstanding	109,578	124,743	114,423	125,914

Diluted net income per common share	$0.71	$0.44	$2.21	$1.67
Diluted weighted average common shares outstanding	118,519	130,205	122,147	131,425

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$155,849	$456,012
Accounts receivable, net	266,270	215,696
Vehicle pooling costs and inventories	38,987	33,562
Income taxes receivable	18,751	6,092
Deferred income taxes	1,444	3,396
Prepaid expenses and other assets	18,005	19,824
Total current assets	499,306	734,582
Property and equipment, net	816,791	700,402
Intangibles, net	11,761	17,857
Goodwill	260,198	271,850
Deferred income taxes	23,506	28,840
Other assets	38,258	45,129
Total assets	$1,649,820	$1,798,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$192,379	$147,452
Deferred revenue	4,628	3,724
Income taxes payable	5,625	8,279
Current portion of long-term debt, revolving credit facility, and capital lease obligations	76,151	53,671
Total current liabilities	278,783	213,126
Deferred income taxes	3,816	5,322
Income taxes payable	25,641	21,157
Long-term debt and capital lease obligations, net of discount	564,341	590,843
Other liabilities	2,783	3,748
Total liabilities	875,364	834,196
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	12
Additional paid-in capital	392,445	407,808
Accumulated other comprehensive loss	(109,194)	(68,793)
Retained earnings	491,194	625,437
Total stockholders’ equity	774,456	964,464
Total liabilities and stockholders’ equity	$1,649,820	$1,798,660

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended July 31,
	2016	2015
Cash flows from operating activities:
Net income	$270,360	$219,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,643	48,893
Allowance for doubtful accounts	1,175	(578)
Equity in losses of unconsolidated affiliates	895	—
Stock-based payment compensation	20,864	18,154
Excess tax benefits from stock-based payment compensation	—	(2,971)
Gain on sale of property and equipment	(54)	(918)
Deferred income taxes	5,740	4,365
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(54,213)	(20,417)
Vehicle pooling costs and inventories	(6,646)	(2,622)
Prepaid expenses and other current assets	(738)	69
Other assets	4,164	10,125
Accounts payable and accrued liabilities	48,347	(3,926)
Deferred revenue	983	(438)
Income taxes receivable	(12,649)	(806)
Income taxes payable	2,788	(1,971)
Other liabilities	1,839	(1,666)
Net cash provided by operating activities	332,498	265,076
Cash flows from investing activities:
Purchases of property and equipment	(173,917)	(79,153)
Investment in unconsolidated affiliate	—	(4,500)
Proceeds from sale of property and equipment	662	1,738
Purchases of marketable securities	(21,119)	—
Proceeds from sale of marketable securities	21,498	—
Net cash used in investing activities	(172,876)	(81,915)
Cash flows from financing activities:
Proceeds from the exercise of stock options	13,240	3,634
Excess tax benefit from stock-based payment compensation	—	2,971
Proceeds from the issuance of Employee Stock Purchase Plan shares	3,369	3,079
Repurchases of common stock	(457,894)	(237,306)
Proceeds from the issuance of long-term debt, net of discount	93,468	698,939
Proceeds from revolving loan facility, net of repayments	238,000	—
Debt offering costs	(1,179)	(955)
Principal payments on long-term debt	(337,500)	(350,000)
Net cash (used in) provided by financing activities	(448,496)	120,362
Effect of foreign currency translation	(11,289)	(6,179)
Net (decrease) increase in cash and cash equivalents	(300,163)	297,344
Cash and cash equivalents at beginning of period	456,012	158,668
Cash and cash equivalents at end of period	$155,849	$456,012
Supplemental disclosure of cash flow information:
Interest paid	$23,606	$18,121
Income taxes paid, net of refunds	$127,981	$109,925

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2016	2015	2016	2015
GAAP net income	$84,122	$57,412	$270,360	$219,783
Effect of changes in foreign currency exchange rates, net of tax	(3,521)	1,610	(4,860)	534
Effect of tax benefit of ASU 2016-09 adoption and limitations of foreign income tax credits(1)	(11,594)	—	(12,440)	—
Non-GAAP net income	$69,007	$59,022	$253,060	$220,317

GAAP diluted net income per common share	$0.71	$0.44	$2.21	$1.67
Non-GAAP diluted net income per common share	$0.59	$0.45	$2.10	$1.68

GAAP diluted weighted average common shares outstanding	118,519	130,205	122,147	131,425
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(2,286)	—	(1,864)	—
Non-GAAP diluted weighted average commons shares outstanding	116,233	130,205	120,283	131,425

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company early adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company's Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission on or before September 29, 2016.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000